AMENDMENT No. 3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 3 TO EMPLOYMENT AGREEMENT (“Amendment No. 3”), is entered into as of March 1, 2017 (the “Effective Date”), by and between Third Point Reinsurance Ltd., a Bermuda company (the “Company”), and Manoj K. Gupta (the “Executive”).

WHEREAS, the Company and the Executive entered into a certain Employment Agreement dated as of March 27, 2012, an Amendment No. 1 to Employment Agreement dated as of February 26, 2015, and an Amendment No. 2 to Employment Agreement dated as of April 1, 2016, (collectively, the “Employment Agreement”); and

WHEREAS, the Executive entered into a Secondment arrangement with the Company providing that he would be seconded to the Company’s subsidiary, Third Point Reinsurance (USA) Ltd. (“TPRe USA”) with effect from April 1, 2016; and

WHEREAS, the parties intend that the employment of the Executive shall be redirected with effect on the Effective Date to TPRe USA; and

WHEREAS, in consideration of the mutual agreements set forth below and for other good and valuable consideration given, by each party to this Amendment No. 3 to the other, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Employment Agreement on the terms set forth below.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Section 2 (a) Duties, and Section 2 (c) Place of Employment, of the Employment Agreement shall be amended to read as follows:
“2. Extent of Employment.
(c)Duties. During the Employment Term and from and after the Effective Date, the Executive shall serve as Executive Vice President, Underwriting, of TPRe USA. In addition, the Executive shall serve as the Company’s Head of Investor Relations and Business Development, in such capacity reporting to the Chief Executive Officer of the Company. In each function, the Executive shall perform such duties, services, and responsibilities on behalf of TPRe USA and the Company, respectively, consistent with such positions as may be reasonably assigned to the Executive from time to time.
(c)    Place of Employment. During the Employment Term, the Executive shall perform his services hereunder in, and shall be headquartered at, the principal offices of the Company in New Jersey, USA, except for business travel related to business and activities of the Company.

2.
Section 3, Compensation and Benefits, (d) Benefits and (e) Perquisites (i) Air Travel, and (ii) Housing, of the Employment Agreement shall be amended to revise the applicable benefits and perquisites, as follows:

(c)    Benefits. During the Employment Term, the Executive shall be entitled to participate in employee benefit plans, policies, programs and arrangements as may be amended from time to time, on the same terms as similarly situated executives of TPRe USA, to the extent the Executive meets the eligibility requirements of any such plan, policy, program or arrangement.
(d)    Perquisites. Amendment No. 1 to the Employment Agreement incorrectly referenced this subsection as “(f)” and Housing as subsection “(i)". The proper references are noted hereinbelow.
(i)    Air Travel. [Deleted]
(ii)    Housing. [Deleted]

3.	Section 12, Notices, of the Employment Agreement, as respects TPRe USA shall be amended to include the following:

If to TPRe USA:    Third Point Reinsurance (USA) Ltd.
535 Springfield Ave.
Summit, New Jersey 07091
Attn: John R. Berger, Chief Executive Officer

4.	The parties hereto agree that except as specifically set forth in this Amendment No. 3, each and every provision of the Employment Agreement shall remain in full force and effect as set forth therein.

[Signature Page Follows]
IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed, and the Executive has hereunto set his hand, in each case to be effective as of the day and year first above written.
THIRD POINT REINSURANCE LTD.
By:     /s/ J. Robert Bredahl
______________________________
Name: Title:     J. Robert Bredahl
President and Chief Executive Officer

By:     /s/ Janice R. Weidenborner
______________________________
Name: Title:     Janice R. Weidenborner
EVP, Group General Counsel and Secretary

THIRD POINT REINSURANCE (USA) LTD.

By: /s/ John R. Berger
______________________________
Name: John R. Berger
Title:     Chief Executive Officer

By: /s/ Jonathan Norton
______________________________
Name: Jonathan Norton
Title:     Chief Actuary

EXECUTIVE
By: ______________________________
Manoj K. Gupta